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                                                                    EXHIBIT 99.1

          Cautionary Statement Relative to Forward-Looking Statements

      Certain written and oral statements made by our Company or with the approval of an authorized executive officer of our Company may constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995, including statements made in this report and other filings with the Securities and Exchange Commission. Generally, the words, "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. All statement that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements relating to store expansion and sales growth and statements expressing general optimism about future operating results - are forward-looking statements. Forward-looking statements are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statement. We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. Such statements speak only as of the date they are made and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

      The following are some of the factors that could cause Havertys' actual results to differ materially from the expected results described in our forward-looking statements:

      - Our ability to maintain favorable arrangements and relationships with key suppliers (including domestic and international sourcing).

      - Disruptions in the flow of imported merchandise, whether caused by war, strikes, tariff, politics or otherwise.

      - Adverse weather conditions, which could hinder shopping and/or delivery of merchandise.

      - The effectiveness of our advertising, marketing and promotional programs.

      - Conditions affecting the availability and affordability of retail and distribution real estate sites.

      - Our ability to attract, train and retain highly qualified associates to staff existing and new stores, distribution facilities and corporate positions.

      - General economic and financial market conditions, which affect consumer confidence and the spending environment for big ticket items.

      -     Competition in the retail furniture industry.

      - Changes in laws and regulations, including changes in accounting standards, tax statutes or regulations.

      - Other risks and uncertainties detailed from time to time in our periodic filings with the Securities and Exchange Commission.

The foregoing list of important factors is not exclusive.

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